Exhibit 99.B(d)(67)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Mackenzie Investments Corporation

Dated April 3, 2019, as amended March 25, 2020

SEI INSTITUTIONAL INVESTMENTS TRUST

World Select Equity Fund

Large Cap Disciplined Equity Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Mackenzie Investments Corporation

Dated April 3, 2019, as amended March 25, 2020

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

World Select Equity Fund	[REDACTED]

Large Cap Disciplined Equity Fund	[REDACTED]

SEI Investments Management Corporation		Mackenzie Investments Corporation

By:	/s/ Stephen G. MacRae	By:	/s/ Arup Datta

Name:	Stephen G. MacRae	Name:	Arup Datta

Title:	Vice President	Title:	Team Lead

Mackenzie Investments Corporation

By:	/s/ Nicholas Tham

Name:	Nicholas Tham

Title:	Vice President and Portfolio Manager

By:	/s/ Denis Suvorov

Name:	Denis Suvorov

Title:	Vice President and Portfolio Manager

By:	/s/ Haijie Chen

Name:	Haijie Chen

Title:	Associate Portfolio Manager